Exhibit 99.1

FIRST QUARTER 2016

Supplemental Operating and Financial Data

INDEX

PAGE(S)

Company Today	3

Focus List	4 - 6

Economic Incentives and Programs	7

Spotlight on:

Results	8 - 9

Leasing	10 - 14

Earnings	15 - 23

Financials	24 - 26

Portfolio	27 - 28

Details on:

Leasing	29 - 39

Earnings	40

Financials	41 - 44

Portfolio	45 - 51

Company Information	52 - 53

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Company Today

We are a two platform company — office and multi-family.

We own assets in the Hudson River Waterfront area and other transit-based locations.

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for Multi-Family

Apartment platform managed by Roseland Residential Trust (“RRT”)

	1Q 2016	4Q 2015
Market capitalization:	$4.7 billion	$4.5 billion

Square feet of office space:	24.0 million	24.2 million

% leased for office:	87.2%	86.2%

GAAP rental rate roll-up	18.4%	8.3%

Operating multi-family units:	5,644	5,644

% leased for stabilized multi-family:	96.3%	95.9%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BB+

7 Sylvan Way, Parsippany, NJ	Portside at East Pier, East Boston, MA (Full interest acquired April 2016)

The Chase at Overlook Ridge, Malden, MA (Full interest acquired January 2016)	101 Hudson Street, Jersey City, NJ

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Focus List

Our changes over the next 24 months

Completed/Underway (Generate Increased Cash Flow)

1.                          Staffing levels — reduced by 55 positions or $8M, with continued focus

2.                          Cost of operations — reduced by $7.5M

3.                          G&A expense — reduced by $3M

4.                          In 2016 — continued expense reductions as we reduce the size of the office platform

5.                          Refinance debt for savings — new 5-year term loan for $350M at 3.13% closed in Jan 2016

Next 12 — 18 Months (Balance Sheet / Capital Expenditures / Long-term Cash Flow)

6.                          Increase occupancy — 87.2% at 3/31/16 and project a clear path to meeting objective of 90% leased by year end 2016. Was 86.2% at 12/31/15 and 84.2% at 12/31/14

7.                          Planned dispositions — $750M of assets. $300M closed by 4/30/16 and $450M by 10/31/16

8.                          Reposition assets to “A” quality — six major capital investment programs currently in place

24 Months (Long-term Strategy Execution)

9.                          New capital investment — we look for 6% initial yield and 11% IRR on new investments. Under contract to purchase 101 Wood Avenue in Edison, NJ and 111 River Street in Hoboken, NJ

10.                   Focus on our key markets — exited NYC, DC, etc.

11.                   Funding and growth of the Roseland operations — in the market with Eastdil — projecting $350M equity raise by 6/30/16

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Focus List - Net Debt to EBITDA Business Plan Effect

The Company has a plan with multiple options regarding its Net Debt to EBITDA leverage ratio. The Company expects to take steps to reduce the ratio to a more conservative level.

(a)         1Q 2016 Annualized EBITDA is calculated by taking 1Q 2016 EBITDA multiplied by 4.  Ratio reflects Net Debt of $2,152,866 as of March 31, 2016.  See calculation of EBITDA and Net Debt on page 15.

(b)         Assumes successful lease up and expense savings, translating into estimated $19 million in increased EBITDA.

(c)          Assumes projects in construction at March 31, 2016 going into service and stabilizing at a 10% return on equity, translating into estimated $30 million in increased EBITDA.

(d)         Assumes successful equity raise for multi-family subsidiary, reducing Net Debt by $350 million with estimated proceeds.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Focus List - 2017 Lease Expirations

2017 is shaping up well to have excellent cash and GAAP results.

•                  2017 Expirations total 3.3 million square feet, or 15.9% of leased space (reduced from 3.6 million at 12/31/15).

•                  We proactively engage significant tenants well in advance of expirations.

•                  1.4 million square feet do not expire until the fourth quarter.

•                  Anticipate occupancy of approximately 90% at year-end 2016; at that level will backfill any vacant space quickly.

•                  Approximately 25% of 2017 expirations are on the Waterfront (820,000 square feet).

•                  Quarter-by-quarter, Waterfront rents are increasing and concession packages reducing.

•                  Progress was made on 2017 expirations during first quarter as follows:

(Square footage in 000’s)

2017 Expirations as of December 31, 2015	3,591
Reduction in 2017 expirations in first quarter, 2016	(326)
2017 Expirations as of March 31, 2016	3,265

Following is our approach to remaining 2017 expirations:

(Square footage in 000’s)

3,265	expiring
(734)	in properties we plan to sell
(211)	renewals we expect to finalize near-term in Core and Waterfront properties
(704)	remaining on Waterfront, with a growing backlog of tenant demand
(658)	in Flex space, with historically high retention and occupancy rates
958	remaining in Core suburban properties

•                  958,000 square feet expiring within Core suburban portfolio of 9.4 million square feet represents a manageable 10% rollover in 2017.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Economic Incentives and Programs

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•                  New jobs at a 6 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
360			(2,880,000)
	Effective rent after incentive		(480,000)

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,880,000	per year

•                  If occupancy is higher than 6 EEs per 1,000sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Results

Operating Highlights

For the first quarter 2016, Core FFO was $0.49 per share after adjusting for a $913,000 valuation charge at quarter end for mark-to-market of unhedged interest rate swaps as compared to $0.43 per share for the quarter ended March 31, 2015.  The quarter’s Core FFO per share of $0.49 grew 13.9 percent primarily due to increased base rents and lower net property expenses.

Funds from operations (FFO) for the quarter ended March 31, 2016 amounted to $48.2 million, or $0.48 per share, as compared to $43.1 million, or $0.43 per share, for the quarter ended March 31, 2015.

Net income (loss) available to common shareholders for the quarter ended March 31, 2016 amounted to $62.2 million, or $0.69 per share, as compared to $(2.5) million, or $(0.03) per share, for the quarter ended March 31, 2015.  Included in net income for the quarter ended March 31, 2016 was $61.5 million of net gains from property-related transactions (net of noncontrolling interests in Operating Partnership of $7.2 million).  All per share amounts presented above are on a diluted basis.

Mack-Cali’s consolidated commercial in-service portfolio was 87.2 percent leased at March 31, 2016, as compared to 86.2 percent leased at December 31, 2015. The increase in percentage leased is primarily due to positive absorption through leasing activity of 0.8 percent and 0.2 percent as a result of sold properties.

For the quarter ended March 31, 2016, the Company executed 82 leases at its consolidated in-service commercial portfolio totaling 1,124,140 square feet. Of these totals, 385,658 square feet were for new leases and 738,482 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 349,423 square feet in Core properties, 551,674 square feet in Waterfront properties, 155,662 square feet in Flex properties and 67,381 square feet in Non-Core properties.  Lease spreads on a GAAP basis were 9.7 percent for new leases and 18.9 percent for renewed or retained leases.

Real Estate Transaction

On January 5, 2016, the Company, which held a 50 percent subordinated joint venture interest in the unconsolidated Overlook Ridge Apartment Investors LLC, 371-unit multi-family operating property located in Malden, Massachusetts, acquired the remaining interest for $39.8 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $52.7 million.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

Rental Property Sales

(dollars in thousands)

For the quarter ended March 31, 2016

				Rentable
Sale			# of	Square	Net Sales	Realized
Date	Property/Address	Location	Buildings	Feet	Proceeds	Gain (loss)
3/11/16	2 Independence Way (a)	Princeton, New Jersey	1	67,401	$4,119	$(164)
3/24/16	1201 Connecticut Avenue, NW	Washington, D.C.	1	169,549	90,591	58,764
Total Property Sales:			2	236,950	$94,710	$58,600

(a)         The Company recorded an impairment charge of $3.2 million on this property during the year ended December 31, 2015 as it estimated that the carrying value of the property may not be recoverable over its anticipated holding period.

The Company recently announced that it reached an agreement to sell its remaining asset in Washington, D.C. at 1400 L Street for approximately $70.5 million, and on April 26, 2016, it completed the sale of 125 Broad Street, for approximately $202 million, exiting the New York City market. The Company expects to complete the 1400 L Street sale by May 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Results

Balance Sheet/Capital Markets

In January 2016, the Company obtained a new $350 million unsecured term loan, which matures in January 2019 with two one-year extension options. The interest rate for the new term loan is currently 140 basis points over LIBOR, subject to adjustment on a sliding scale based on the Company’s unsecured debt ratings, or at the Company’s option, a defined leverage ratio. Mack-Cali entered into interest rate swap arrangements to fix LIBOR for the duration of the term loan. Including costs, the loan provides for a current all-in fixed rate of 3.13 percent. There is no premium or penalty associated with full or partial prepayment of the term loan.

Proceeds from the unsecured term loan were used primarily to repay outstanding borrowings on its $600 million unsecured revolving credit facility, and to repay the Company’s $200 million, 5.8 percent senior unsecured notes that matured on January 15, 2016.

As of March 31, 2016, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of approximately 4.95 percent and a debt-to-undepreciated assets ratio of 40.4 percent. The Company had an interest coverage ratio of 2.9 times for the quarter ended March 31, 2016.

Dividends

In March, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the first quarter 2016, which was paid on April 15, 2016 to shareholders of records as of April 5, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

The Company had another successful quarter of leasing with GAAP rental roll-ups averaging 18.4 percent in the first quarter, demonstrating improvement over a solid prior quarter with a 8.3 percent average GAAP rental roll-ups.

Portfolio Summary

	3/31/2016	12/31/2015
Number of buildings	215	217
Total square feet	23,974,930	24,211,880
Square feet leased	20,910,999	20,865,233
Square feet vacant	3,063,931	3,346,647
Number of tenants	1,588	1,611

Leasing Transactions - 1st Quarter 2016 (by type)

	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Weighted Avg.	Weighted Avg.	Leasing Costs
	Transaction	Square Feet	New Leases	and Other Retained	Square Feet	Square Feet	Term (Yrs)	Rent	PSF/Year

Core	37	349,423	166,821	182,602	9,444	4,252	7.0	$28.89	$5.59
Waterfront	9	551,674	153,950	397,724	61,297	35,040	10.8	35.15	6.77
Flex	20	155,662	51,938	103,724	7,783	4,263	4.0	18.05	2.50

Sub-Total	66	1,056,759	372,709	684,050	16,012	5,593	8.5	30.56	5.75
Non-Core	16	67,381	12,949	54,432	4,211	2,612	2.7	23.15	2.55

TOTALS	82	1,124,140	385,658	738,482	13,709	4,501	8.2	$30.12	$6.08

Leasing Transactions - 1st Quarter 2016 (by new/renewal)

							Weighted	Leasing
	Number of	Percent of		Average	Median	Term	Avg Base	Costs
	Transactions	Transactions	Square Feet	Square Feet	Square Feet	(Yrs)	Rent (a)	PSF/Year (b)

New	25	30%	385,658	15,426	6,425	10.4	$30.77	$6.56
Renew/Other Retained	57	70%	738,482	12,956	3,175	7.0	29.77	5.71

TOTAL	82	100%	1,124,140	13,709	4,501	8.2	$30.12	$6.08

(a)        Equals triple net rent plus common area costs and real estate taxes, as applicable.

(b)        Represents estimated workletter costs of $36,309,048 and commissions of $19,671,209 committed, but not necessarily expended, during the period for second generation space aggregating 1,124,140 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary (continued)

Leasing Transactions - Rental Rate Roll Up/Down (by new/renewal)

For the three months ended March 31, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	9.7%	5	—	1	6
Renew/Other Retained	18.9%	41	—	7	48

TOTAL	18.4%	46	—	8	54

For the three months ended December 31, 2015

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	3.2%	14	1	4	19
Renew/Other Retained	9.0%	33	8	8	49

TOTAL	8.3%	47	9	12	68

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Leasing - Rollforwards

(for the three months ended March 31, 2016)

Leasing Activity

See detail on pages 29-30

Percent leased increased by 100 basis points in the first quarter.  Progress was made in the quarter to strategically dispose of non-core assets, which raised percent leased by 20 basis points.  Positive absorption in the quarter through leasing activity provided another 80-basis-point gain to bring the  consolidated commercial portfolio to 87.2 percent leased at March 31, 2016

			Sq. Ft.					Net		Sq. Ft.
	Pct. Leased	Inventory	Leased	Inventory	Leased Sq. Ft.	Expiring/	Incoming	Leasing	Inventory	Leased	Pct. Leased
	12/31/2015	12/31/15	12/31/15	Acquired/Disposed	Acquired/Disposed	Adj. Sq. Ft.	Sq. Ft.	Activity	3/31/16	3/31/16	3/31/16

Core	88.7%	9,401,105	8,334,490	—	—	(289,836)	349,423	59,587	9,401,105	8,394,077	89.3%
Waterfront	86.7%	4,317,978	3,744,230	—	—	(372,830)	551,674	178,844	4,317,978	3,923,074	90.9%
Flex	91.9%	5,207,813	4,785,221	—	—	(169,805)	155,662	(14,143)	5,207,813	4,771,078	91.6%

Sub-Total	89.1%	18,926,896	16,863,941	—	—	(832,471)	1,056,759	224,288	18,926,896	17,088,229	90.3%
Non-Core	75.7%	5,284,984	4,001,292	(236,950)	(156,931)	(88,972)	67,381	(21,591)	5,048,034	3,822,770	75.7%

TOTALS	86.2%	24,211,880	20,865,233	(236,950)	(156,931)	(921,443)	1,124,140	202,697	23,974,930	20,910,999	87.2%

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct. Leased
	12/31/15	Portfolio Changes	Leasing Activity	3/31/16

Core	88.7%	0.0%	0.6%	89.3%
Waterfront	86.7%	0.0%	4.2%	90.9%
Flex	91.9%	0.0%	(0.3)%	91.6%

Sub-Total	89.1%	0.0%	1.2%	90.3%
Non-Core	75.7%	0.5%	(0.5)%	75.7%

TOTALS	86.2%	0.2%	0.8%	87.2%

“Core”	Long-term hold office properties (excluding Waterfront locations)
“Waterfront”	Office assets located on NJ Hudson River waterfront
“Flex”	Non-office commercial assets, primarily office/flex properties
“Non-Core”	Properties designated for eventual sale/disposition or repositioning

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Leasing - Quarter Stats

Summary of Lease Expirations

(as of March 31, 2016)

See detail on pages 32-39

Our objective is to lengthen the lease term and reduce concessions to provide a more stable and consistent revenue in our portfolio.

		Net Rentable	Pct of Leased	Annualized	Avg.	Pct of
	Number of	Area of	Sq. Ft.	Base Rental	Annualized	Annualized
Year of	Leases	Leases	Leases	Revenue	Base Rent	Base Rent
Expiration	Expiring	Expiring	Expiring	Expiring	Per Sq. Ft.	Expiring

2016	197	1,184,662	5.8	$27,170,266	$22.94	5.5
2017	331	3,264,835	15.9	83,380,187	25.54	16.8
2018	302	2,915,102	14.2	66,566,160	22.83	13.4
2019	258	2,447,790	11.9	52,941,119	21.63	10.7
2020	216	1,746,584	8.5	38,729,150	22.17	7.8
2021 & beyond	537	8,952,739	43.7	228,313,397	25.50	45.8

TOTALS	1,841	20,511,712	100.0	$497,100,279	$24.23	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Leasing - Rental Rate Effects

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than 12 months are excluded.

	Transaction Type	1st Qtr ‘16	4th Qtr ‘15

Core
	New	2.7%	0.2%
	Renew/Other Retained	7.7%	8.9%

	Weighted Average	7.0%	7.9%

Waterfront
	New	N/A	4.5%
	Renew/Other Retained	26.7%	N/A

	Weighted Average	26.7%	4.5%

Flex	New	32.9%	20.6%
	Renew/Other Retained	12.9%	9.3%

	Weighted Average	14.9%	11.2%

Sub-Total	New	9.7%	3.1%
	Renew/Other Retained	19.9%	8.9%

	Weighted Average	19.4%	8.1%

Non-Core	New	10.3%	10.9%
	Renew/Other Retained	3.9%	11.0%

	Weighted Average	4.3%	11.0%

TOTAL	New	9.7%	3.2%
	Renew/Other Retained	18.9%	9.0%

	Weighted Average	18.4%	8.3%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 1Q-16 was $0.49, an increase of $0.06 per share over 1Q-15.  Increased leasing costs due to greater leasing activity in the current quarter is expected to produce higher earnings and coverage in future periods.

	Three Months Ended
	March 31,
	2016	2015
Net income (loss) available to common shareholders	$62,191	$(2,521)
Add (deduct): Noncontrolling interest in Operating Partnership	7,284	(314)
Real estate-related depreciation and amortization on continuing operations (a)	47,459	46,031
Gain on change of control of interests	(10,156)	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(58,600)	(144)
Funds from operations available to common shareholders (b)	$48,178	$43,052

Add:
Mark-to-market interest rate swap	$913	$—
Core FFO	$49,091	$43,052

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$2,361	$(139)
Amortization of market lease intangibles, net (d)	169	231
Amortization of stock compensation	886	411
Non real estate depreciation and amortization	225	243
Amortization of debt discount/(premium) and mark-to-market, net	(610)	(997)
Amortization of deferred financing costs	1,169	953
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(4,368)	(6,799)
Tenant improvements and leasing commissions (e)	(10,538)	(5,221)
Tenant improvements and leasing commissions on space vacant for more than one year	(16,461)	(7,139)
Adjusted FFO (b)	$21,924	$24,595

Core FFO (calculated above)	$49,091	$43,052
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures	1,554	3,529
Equity in earnings share of depreciation and amortization	(4,621)	(5,471)
Add-back:
Interest expense	24,993	27,215
Recurring JV distributions	2,346	1,913
Income (loss) in non-controlling interest in consolidated joint ventures	(706)	(490)
EBITDA	$72,657	$69,748

Net debt at period end (g)	$2,152,866	$2,088,257
Net debt to EBITDA (h)	7.41x	7.49x

Diluted weighted average shares/units outstanding (f)	100,315	100,266

Funds from operations per share-diluted	$0.48	$0.43
Core Funds from Operations per share/unit-diluted	$0.49	$0.43
Core Adjusted Funds from Operations per share/unit-diluted	$0.21	$0.24
Dividends declared per common share	$0.15	$0.15

Note:   See footnotes on next page and “Information About FFO, Core FFO and AFFO” on page 40.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures of $4,621 and $5,471 for the three months ended March 31, 2016 and 2015, respectively. Excludes non-real estate-related depreciation and amortization of $225 and $243 for the three months ended March 31, 2016 and 2015, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $151 and $151 for the three months ended March 31, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 40.

(c)	Includes the Company’s share from unconsolidated joint ventures of $169 and $177 for the three months ended March 31, 2016 and 2015, respectively.
(d)	Includes the Company’s share from unconsolidated joint ventures of $95 and $124 for the three months ended March 31, 2016 and 2015, respectively.
(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,509 and 11,074 shares for the three months ended March 31, 2016 and 2015, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings -NAV

($’s in millions)

	Current	Cap Rate Range		Value Range
	2016 Projected NOI	Low	High	Low	High
Commercial
NJ Waterfront - projected 2016 NOI	$80.9	6.00%	6.50%	$1,245	$1,348
NJ Waterfront - projected income from 2017 lease-up of vacant space	9.1	6.00%	6.50%	140	152

Flex	47.6	6.00%	6.50%	732	793
Core Suburban Office	116.4	7.50%	8.00%	1,455	1,552
Non-core	56.9	7.50%	7.50%	759	759
Office/Hotel JV interests				100	125
Land - Harborside Plaza 4				84	84
CIP - Wegman’s Project				50	50
Commercial Land/CIP - other				20	30
Total Commercial				$4,585	$4,893

Multi-family platform (gross value before debt)				1,300	1,300

Gross asset value (before debt)				$5,885	$6,193

Less: Capped value of market mgmt. fee	(18.0)	7.50%	7.50%	(240)	(240)

Less Debt/Other Liabilities (as of 3-31-16)				$(2,338)	$(2,338)

Approximate Net Asset Value range				$3,307	$3,615

Approximate Net Asset Value per share range (100.3MM shares)				$32.97	$36.04

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - Guidance Assumptions

	Current	Previous
	2016 Guidance	2016 Guidance
Funds from Operations (FFO) per share	$2.04 to $2.10	$2.00 to $2.10

Metric	Assumptions Range ($’s in millions)		Commentary
Office Portfolio
Occupancy (% leased) at YE-2016	89.0% - 91.0%	88.0% - 90.0%	Improving leasing activity.
Same Store GAAP NOI Original Portfolio	6.0% to 7.0%	5.0% to 6.0%	Expected increase in activity and reduced concessions.
Same Store Cash NOI Original Portfolio	2.5% to 3.5%	1.5% to 2.5%	Expected increase in activity and pushing rent.
Same Store GAAP NOI Post Sale Portfolio	8.0% to 9.0%	—	Reflects expected same store growth in 2016 from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties.
Same Store Cash NOI Post Sale Portfolio	4.0% to 5.0%	—
Straight-Line Rent Adjustment	$17 to $19	$16 to $18	Including approximately $2 million from projected acquisitions.
Dispositions	$700 to $800	$700 to $800	$435 million sold or under contract at approximately a 5% cap rate and the remainder at approximately 8.5% for a blend of 6.5%
Acquisitions	Up to $600	Up to $600	During the course of the year, at cash yields of 6% and GAAP yields of 8%.
Base Building CapEx	$35 to $45	$45 to $50	Includes special common area improvements for Harborside, Paramus, Parsippany and White Plains portfolios, as well as the overall office/multi-family base building cap ex.
Non-Incremental Leasing CapEx	$55 to $65	$55 to $65	Approximately 2.7 million square feet of starts at a cost of $21.50 per square-foot.
Incremental (Space vacant more than 1 year)	$40 to $50	$40 to $50	Approximately 0.9 million square feet of starts at a cost of $50.00 per square-foot.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Previous
	2016 Guidance	2016 Guidance
Metric	Assumptions Range ($’s in millions)		Commentary
Multi-Family Portfolio
Development (Consolidated)	$125 to $145	$120 to $140	Equity capital required based on estimated total on-balance development spending of $270-300MM in 2016, net of construction loans.
Development (J.V.)	$30 to $35	$30 to $35	Equity investment in unconsolidated joint venture development projects during 2016.
Acquisitions	$105	$20	Cash to buy out partner’s interests in several luxury rental communities in the Boston and New Jersey Waterfront markets.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Previous
	2016 Guidance	2016 Guidance
Metric	Assumptions Range ($’s in millions)		Commentary
Corporate
G&A (Corporate)	$34 to $37	$34 to $37	Based on staffing levels and incentive compensation likely reduced in late 2016 as we streamline our portfolio.
G&A (Multi-family subsidiary)	$8 to $10	$9 to $11	Based on staffing levels and incentive compensation.
Interest Expense	$96 to $100	$93 to $97	After retiring 5.8% bonds in January 2016, and refinancing of $63MM secured debt in April and $142MM in November.
Unsecured Debt Financing	Completed $350 million at 3.13%	Completed $350 million at 3.13%	Used proceeds from Unsecured Term Loan in January 2016 to retire $200MM 5.8% Bonds on January 15, 2016, and to pay down outstanding borrowings on our unsecured revolving credit facility.
Equity Financing	$350 by 6/30/16	$350 by 6/30/16	RRT entity level equity issuance by the end of second quarter 2016.

The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - 2016 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2016.  This plan shows a cash available for strategic plan or reduction of debt of potentially $219 - $234 million.

	Actuals	Projected			Projected
($’s in millions)	Jan. - Mar.	Apr. - Dec.			Full Year 2016
Sources
FFO Net of Straight-Line Rent	$46	$134	–	$154	$180	–	$200
Office Sales Net Proceeds	95	605	–	705	700	–	800
Net Proceeds from Roseland Residential Equity Raise	-	325	–	375	325	–	375
Total Sources	$141	$1,064	–	$1,234	$1,205	–	$1,375

Uses
Base Bldg CapEx	$4	$31	–	$41	$35	–	$45
Non-Incremental Leasing Costs	11	44	–	54	55	–	65
Incremental Leasing Costs	16	24	–	34	40	–	50
Multi-Family Acquisitions Net of Secured Debt	20	85	–	85	105	–	105
Office Acquisitions	-	500	–	600	500	–	600
Development Spending Net of Secured Debt	32	93	–	113	125	–	145
Net Investment in Unconsolidated Joint Ventures	7	23	–	28	30	–	35
Dividends / Distributions	15	45	–	45	60	–	60
Cash Available for Strategic Plan/ Reduction of Net Debt	36	219	–	234	255	–	270
Total Uses	$141	$1,064	–	$1,234	$1,205	–	$1,375

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in first quarter 2016.

From 3/31/15 to 3/31/16: Total Debt/Total Market Cap decreased 2.9 basis points, from 51.5 percent to 48.6 percent; Interest Coverage increased 0.4x, from 2.4x to 2.8x; and Fixed Charge Coverage increased 0.2x, from 2.2x to 2.4x.  Core FFO per Diluted Share increased from $0.43 to $0.49, and the FFO Payout Ratio decreased from 35 percent to 31 percent.  It was a positive quarter for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

	03/31/16	12/31/15	09/30/15	06/30/15	03/31/15
($’s in thousands, except ratios)
Market Value of Equity (a)	2,410,679	2,394,512	1,944,543	1,901,178	1,985,839
Total Debt, Net	2,269,287	2,154,920	2,043,592	2,034,819	2,107,572
Total Market Capitalization	4,679,966	4,549,432	3,988,135	3,935,997	4,093,411

Total Debt/ Total Market Capitalization	48.47%	47.37%	51.24%	51.70%	51.49%
Total Debt/ Total Book Capitalization	53.67%	53.03%	51.07%	48.99%	50.19%
Total Debt/ Total Undepreciated Assets	40.44%	38.98%	37.59%	36.22%	37.53%
Secured Debt/ Total Undepreciated	13.68%	13.23%	13.61%	13.68%	14.20%

Capitalized Interest	4,561	4,473	4,356	3,781	3,607

Portfolio Size:
Consolidated Properties	222	223	222	227	230
Consolidated Total Commercial Square Footage	23,974,930	24,211,880	24,015,752	24,837,821	25,266,990
Commercial Sq. Ft. Leased at End of Period (c)	87.2%	86.2%	85.8%	82.3%	84.3%

Shares and Units:
Common Shares Outstanding	89,638,312	89,583,950	89,310,243	89,195,529	89,127,942
Common Units Outstanding	10,499,844	10,516,844	10,790,142	11,012,069	11,036,898
Combined Shares and Units	100,138,156	100,100,794	100,100,385	100,207,598	100,164,840
Weighted Average- Diluted (b)	100,315,467	100,180,068	100,172,220	100,314,310	100,265,509

Common Share Price ($’s):
At the end of the period	23.50	23.35	18.88	18.43	19.28
High during period	23.71	24.26	21.12	19.73	20.11
Low during period	17.35	18.67	18.01	16.85	18.01

	Three Months Ended
	03/31/16	03/31/15
Net Debt to EBITDA Annualized	7.41x	7.49x
Interest Coverage Ratio	2.93	2.58
Fixed Charge Coverage Ratio	2.35	2.20
Earnings per Share—diluted	0.69	(0.03)
FFO per Share—diluted (a)	0.48	0.43
Core FFO per Share	0.49	0.43
Adjusted FFO per share	0.21	0.24
Dividends Declared per Share	0.15	0.15
FFO Payout Ratio—diluted (a)	31.23%	34.93%

(a)                     Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.

(b)                     Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).

(c)                      Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date.  Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).

(d)                     Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT).  See “Information About FFO, Core FFO and AFFO” on page 40.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

The current quarter same store results for our commercial portfolio showed very positive momentum, benefiting from solid revenue growth, and a very favorable quarter of property expense savings from the mild weather to start 2016

	For the three months ended
	March 31,			%
	2016	2015	Change	Change

Total Property Revenues	$132,887	$131,411	$1,476	1.1

Real Estate Taxes	20,503	20,565	(62)	(0.3)
Utilities	12,586	16,509	(3,923)	(23.8)
Operating Services	23,618	25,927	(2,309)	(8.9)
Total Property Expenses:	56,707	63,001	(6,294)	(10.0)

GAAP Net Operating Income	76,180	68,410	7,770	11.4

Less: straight-lining of rents adj.	2,170	(325)	2,495	767.7

Net Operating Income	$74,010	$68,735	$5,275	7.7

Average Percentage Leased	87.2%	84.7%

Total Properties:	214

Total Square Footage:	23,778,802

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
REVENUES	2016	2015
Base rents	$126,387	$123,793
Escalations and recoveries from tenants	14,961	18,399
Real estate services	6,812	7,644
Parking income	3,156	2,542
Other income	1,607	1,337
Total revenues	152,923	153,715

EXPENSES
Real estate taxes	23,226	22,452
Utilities	13,578	17,575
Operating services	26,732	28,228
Real estate services expenses	6,846	6,639
General and administrative	12,249	11,011
Depreciation and amortization	43,063	40,802
Total expenses	125,694	126,707
Operating income	27,229	27,008

OTHER (EXPENSE) INCOME
Interest expense	(24,993)	(27,215)
Interest and other investment income (loss)	(669)	267
Equity in earnings (loss) of unconsolidated joint ventures	(1,554)	(3,529)
Gain on change of control of interests	10,156	—
Realized gains (losses) on disposition of rental property, net	58,600	144
Total other (expense) income	41,540	(30,333)
Net income (loss)	68,769	(3,325)
Noncontrolling interest in consolidated joint ventures	706	490
Noncontrolling interest in Operating Partnership	(7,284)	314
Net income (loss) available to common shareholders	$62,191	$(2,521)

Basic earnings per common share:
Net income (loss) available to common shareholders	$0.69	$(0.03)

Diluted earnings per common share:
Net income (loss) available to common shareholders	$0.69	$(0.03)

Basic weighted average shares outstanding	89,721	89,192

Diluted weighted average shares outstanding	100,315	100,266

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
Assets	2016	2015
Rental property
Land and leasehold interests	$684,960	$735,696
Buildings and improvements	3,557,813	3,648,238
Tenant improvements	353,842	408,617
Furniture, fixtures and equipment	16,576	15,167
	4,613,191	4,807,718
Less — accumulated depreciation and amortization	(1,382,962)	(1,464,482)
	3,230,229	3,343,236
Rental property held for sale, net	200,044	—
Net investment in rental property	3,430,273	3,343,236
Cash and cash equivalents	116,421	37,077
Investments in unconsolidated joint ventures	303,647	303,457
Unbilled rents receivable, net	120,035	120,246
Deferred charges, goodwill and other assets, net	220,997	203,850
Restricted cash	27,566	35,343
Accounts receivable, net of allowance for doubtful accounts of $602 and $1,407	9,511	10,754

Total assets	$4,228,450	$4,053,963

Liabilities and Equity
Senior unsecured notes, net	$1,064,363	$1,263,782
Unsecured term loan, net	347,351	—
Revolving credit facility	90,000	155,000
Mortgages, loans payable and other obligations, net	767,573	726,611
Dividends and distributions payable	15,047	15,582
Accounts payable, accrued expenses and other liabilities	137,030	135,057
Rents received in advance and security deposits	50,109	49,739
Accrued interest payable	23,994	24,484
Total liabilities	2,495,467	2,370,255
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 89,638,312 and 89,583,950 shares outstanding	896	896
Additional paid-in capital	2,571,509	2,570,392
Dividends in excess of net earnings	(1,066,867)	(1,115,612)
Accumulated other comprehensive loss	(5,675)	—
Total Mack-Cali Realty Corporation stockholders’ equity	1,499,863	1,455,676

Noncontrolling interests in subsidiaries:
Operating Partnership	175,688	170,891
Consolidated joint ventures	57,432	57,141
Total noncontrolling interests in subsidiaries	233,120	228,032

Total equity	1,732,983	1,683,708

Total liabilities and equity	$4,228,450	$4,053,963

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Financials - Debt Summary

(as of March 31, 2016)

As of March 31, 2016, the Company had minimal floating rate debt of only $197 million, or under nine percent, of its total debt.  The Company will be extending maturities on its obligations whenever possible while reducing interest costs.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,425,000	62.31%	4.32%		4.22
Fixed Rate Secured Debt	664,638	29.06%	6.78%		2.83
Variable Rate Secured Debt	107,603	4.70%	4.79%		1.24
Variable Rate Unsecured Debt	90,000	3.93%	1.74%		1.33
Totals/Weighted Average:	$2,287,241	100.00%	4.95	%(b)	3.56
Adjustment for unamortized debt discount	(6,094)
Unamortized deferred financing costs	(11,860)
Total Debt, net	$2,269,287

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
April 1 to December 31, 2016	$6,037	$171,504	$177,541	8.56%
2017 (b)	7,275	497,254	504,529	3.65%
2018	7,311	231,536	238,847	6.68%
2019	1,970	681,567	683,537	5.24%
2020	1,977	—	1,977	4.05%
Thereafter	8,862	671,948	680,810	4.09%
Sub-total	33,432	2,253,809	2,287,241
Adjustment for unamortized debt discount/premium and mark-to-market, net, as of March 31, 2016	(6,094)	—	(6,094)
Unamortized deferred financing costs	(11,860)	—	(11,860)

Totals/Weighted Average:	$15,478	$2,253,809	$2,269,287	4.95	%(c)

(a)	The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.44 percent as of March 31, 2016, plus the applicable spread.
(b)	Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $90 million which matures in 2017 with two six-month extension options with the payment of a fee.
(c)	Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $0.8 million for the three months ended March 31, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Portfolio - Property Types

(as of March 31, 2016)

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	7	1,672		1,586
Unconsolidated Joint Venture Interests:
Participating JVs	2	939
Subordinated Interests	9	2,655
Total Stabilized Operating Communities-included in Property Count:	18	5,266		1,586

Communities in Lease-Up:
Unconsolidated Joint Venture Interests:
Participating JVs	1	378
Total Properties in Lease-Up-Multi-Family-included in Property Count:	1	378

Development Communities:
Consolidated Properties	7	1,789
Unconsolidated Joint Venture Interests:
Participating JVs	2	1,074
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	9	2,863

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	10,849

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	215		23,974,930
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	254		29,653,285

Total Land Holdings/Pre-Development-Office	—		5,348,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Spotlight on Portfolio - Commercial Tenant Size

The Company’s commercial portfolio continues to benefit from a consistent balance in its range of tenant sizes.

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	323	21.8	477,471	2.3	11,865,407	2.4
2,501 - 10,000	672	45.3	3,538,467	17.3	78,792,735	15.9
10,001 - 20,000	259	17.4	3,686,214	18.0	78,447,039	15.8
20,001 - 40,000	121	8.1	3,367,778	16.4	77,255,073	15.5
40,001 - 100,000	88	5.9	5,548,766	27.0	138,762,439	27.9
Greater than 100,000	22	1.5	3,893,016	19.0	111,977,586	22.5

Totals	1,485	100.0	20,511,712	100.0	497,100,279	100.0

(a)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2016 aggregating 159,415 square feet and representing annualized base rent of $3,827,385 for which no new leases were signed.

(c)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Quarter Rollforward

(for the three months ended March 31, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	12/31/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	3/31/16 (c)	3/31/16 (d)	3/31/16	to Market
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	—	—	—	239,680	100.0%	87.1%	12.9%
Bergen Route 17/GSP	83.7%	—	(5,965)	2,800	(3,165)	1,490,802	83.5%	78.4%	5.1%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%	83.7%	12.3%
GW Bridge	93.7%	—	(4,192)	—	(4,192)	246,996	92.2%	87.0%	5.2%
Morris Route 10/24	91.5%	—	(30,765)	30,765	—	234,810	91.5%	71.0%	20.5%
Parsippany	82.1%	—	(93,371)	150,063	56,692	1,718,407	84.9%	77.1%	7.8%
Suburban Passaic	86.4%	—	(2,295)	4,358	2,063	50,505	90.1%	70.2%	19.9%
Central NJ
Clark & Cranford	83.9%	—	(40,332)	45,942	5,610	672,939	84.6%	77.5%	7.1%
Mercer Southern	94.6%	—	—	—	—	268,747	94.6%	88.8%	5.8%
Monmouth County	97.1%	—	—	167	167	1,058,759	97.1%	87.9%	9.2%
Princeton	90.4%	—	(3,724)	5,215	1,491	312,684	90.9%	88.0%	2.9%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	82.7%	17.3%
Woodbridge/Edison	98.3%	—	(72,382)	72,382	—	581,889	98.3%	84.6%	13.7%
Westchester Co., NY
Elmsford	91.7%	—	(390)	390	—	55,019	91.7%	85.4%	6.3%
Hawthorne	93.6%	—	(28,007)	28,007	—	228,784	93.6%	94.6%	(1.0)%
White Plains CBD	82.8%	—	(8,413)	9,334	921	516,063	82.9%	81.1%	1.8%
Yonkers	100.0%	—	—	—	—	170,000	100.0%	88.0%	12.0%
CORE Totals	88.7%	—	(289,836)	349,423	59,587	8,394,077	89.3%	82.0%	7.3%

WATERFRONT
Hudson Waterfront	86.7%	—	(372,830)	551,674	178,844	3,923,074	90.9%	88.6%	2.3%
WATERFRONT Totals	86.7%	—	(372,830)	551,674	178,844	3,923,074	90.9%	88.6%	2.3%

FLEX
Northern NJ
Hudson Waterfront	61.2%	—	(8,736)	4,400	(4,336)	5,900	35.3%	n/a	n/a
Suburban Passaic	91.0%	—	(21,230)	13,630	(7,600)	395,689	89.3%	n/a	n/a
Central NJ							n/a	n/a
Clark & Cranford	68.7%	—	(1,060)	—	(1,060)	3,014	50.8%	n/a	n/a
Mercer Southern	86.0%	—	(5,002)	3,725	(1,277)	144,942	85.2%	n/a	n/a
Monmouth County	88.1%	—	(12,201)	12,241	40	259,413	88.1%	n/a	n/a
Westchester Co., NY							n/a	n/a
Elmsford	94.8%	—	(58,391)	63,661	5,270	1,560,189	95.2%	n/a	n/a
Hawthorne	91.1%	—	(15,555)	4,575	(10,980)	459,649	89.0%	n/a	n/a
Yonkers	93.2%	—	(28,430)	28,430	—	548,132	93.2%	n/a	n/a
Burlington Co., NJ	89.3%	—	(19,200)	25,000	5,800	1,131,222	89.8%	n/a	n/a
Stamford, CT Non-CBD	96.3%	—	—	—	—	262,928	96.3%	n/a	n/a
FLEX Totals	91.9%	—	(169,805)	155,662	(14,143)	4,771,078	91.6%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Quarter Rollforward (continued)

(for the three months ended March 31, 2016)

Consolidated Commercial In-Service Portfolio (continued)

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	12/31/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	3/31/16 (c)	3/31/16 (d)	3/31/16	to Market
NON-CORE
Northern NJ
Bergen Route 17S	46.2%	—	—	—	—	24,009	46.2%	80.1%	(33.9)%
Bergen Route 17/GSP	72.7%	—	(12,612)	11,288	(1,324)	340,971	72.4%	78.4%	(6.0)%
Roseland/Short Hills	68.5%	—	(7,116)	—	(7,116)	648,350	67.7%	83.7%	(16.0)%
Parsippany	80.3%	—	(5,685)	7,010	1,325	622,961	80.5%	77.1%	3.4%
Central NJ
Middlesex South/8A	59.2%	—	—	—	—	199,533	74.0%	87.9%	(13.9)%
Monmouth County	76.1%	—	(20,874)	20,874	—	179,539	76.1%	87.9%	(11.8)%
Somerset Route 78	89.6%	—	(18,278)	2,994	(15,284)	438,160	86.6%	85.1%	1.5%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%	86.1%	(36.5)%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%	79.7%	20.3%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%	81.1%	(23.5)%
NYC - Downtown	100.0%	—	—	—	—	524,476	100.0%	90.5%	9.5%
Washington DC/MD
DC - CBD	92.6%	(156,931)	—	—	—	—	N/A	N/A	N/A
DC - East End	100.0%	—	—	—	—	159,000	100.0%	88.5%	11.5%
MD-Greenbelt	67.8%	—	(19,825)	20,633	808	571,677	67.9%	64.8%	3.1%
MD-Lanham	31.8%	—	(4,582)	4,582	—	38,794	31.8%	68.4%	(36.6)%
NON-CORE Totals	75.7%	(156,931)	(88,972)	67,381	(21,591)	3,822,770	75.7%	86.8%	(11.1)%

COMPANY Totals	86.2%	(156,931)	(921,443)	1,124,140	202,697	20,910,999	87.2%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)	Includes leases expiring March 31, 2016 aggregating 159,415 square feet for which no new leases were signed.
(d)	Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.
(e)	Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Quarter Stats

(for the three months ended March 31, 2016)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 17/GSP	1	2,800	—	2,800	1.0	26.08	1.50
Morris Route 10/24	3	30,765	—	30,765	2.4	29.28	10.93
Parsippany	11	150,063	68,297	81,766	7.3	27.12	5.35
Suburban Passaic	2	4,358	—	4,358	4.2	22.81	2.88
Central NJ
Clark & Cranford	6	45,942	32,806	13,136	7.8	22.99	5.35
Monmouth County	1	167	—	167	6.0	25.63	1.45
Princeton	3	5,215	3,729	1,486	4.5	29.60	5.41
Woodbridge/Edison	2	72,382	61,068	11,314	10.1	35.71	6.11
Westchester Co., NY
Elmsford	2	390	—	390	1.0	25.77	0.20
Hawthorne	1	28,007	—	28,007	5.0	30.50	3.36
White Plains CBD	5	9,334	921	8,413	1.4	30.68	1.62
CORE Totals/Weighted Avg.	37	349,423	166,821	182,602	7.0	28.89	5.59

HUDSON WATERFRONT	9	551,674	153,950	397,724	10.8	35.15	6.77

FLEX
Northern NJ
Hudson Waterfront	2	4,400	4,400	—	10.3	43.47	3.83
Suburban Passaic	2	13,630	—	13,630	2.7	16.29	0.74
Central NJ
Mercer Southern	1	3,725	3,725	—	2.0	20.47	9.96
Monmouth County	3	12,241	—	12,241	2.7	18.65	4.10
Westchester Co., NY
Elmsford	6	63,661	28,413	35,248	5.6	17.77	2.44
Hawthorne	2	4,575	—	4,575	3.0	20.06	1.29
Yonkers	1	28,430	—	28,430	1.0	21.55	0.84
Burlington Co., NJ	3	25,000	15,400	9,600	4.4	10.25	2.32
FLEX Totals/Weighted Avg.	20	155,662	51,938	103,724	4.0	18.05	2.50

NON-CORE
Northern NJ
Bergen Rt 17/GSP	4	11,288	3,000	8,288	4.6	23.88	2.25
Parsippany	1	7,010	—	7,010	2.5	21.00	3.25
Central NJ
Monmouth County	1	20,874	—	20,874	1.0	24.62	1.43
Somerset Route 78	2	2,994	1,122	1,872	4.6	23.76	0.62
Washington DC/MD
MD- Greenbelt	7	20,633	8,827	11,806	3.4	22.80	3.64
MD- Lanham	1	4,582	—	4,582	2.2	19.09	0.20
NON-CORE Totals/Weighted Avg.	16	67,381	12,949	54,432	2.7	23.15	2.55

COMPANY Totals/Weighted Avg.	82	1,124,140	385,658	738,482	8.2	30.12	6.08

Tenant Retention	Leases Retained	62.0%
	Sq. Ft. Retained	80.1%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $36,309,048 and commissions of $19,671,209 committed, but not necessarily expended, during the period for second generation space aggregating 1,124,140 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations by Region

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options (with a breakdown by market for 2016 through 2018 only):

2017 expirations were reduced by approximately 326,000 square feet in the first quarter of 2016.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2nd Quarter, 2016	60	324,624	1.6	7,917,113	24.39	1.6
3rd Quarter, 2016	60	444,286	2.2	10,120,425	22.78	2.0
4th Quarter, 2016	77	415,752	2.0	9,132,728	21.97	1.9
TOTAL — 2016	197	1,184,662	5.8	27,170,266	22.94	5.5

2016 (c)
Northern NJ	77	455,915	2.2	11,632,991	25.52	2.3
Central NJ	48	354,295	1.7	8,142,391	22.98	1.6
Westchester Co., NY	39	191,011	0.9	3,824,002	20.02	0.8
Manhattan	—	—	—	—	—	—
Southern NJ	7	50,953	0.3	340,740	6.69	0.1
Fairfield, CT	2	18,549	0.1	318,303	17.16	0.1
Washington, DC/MD	24	113,939	0.6	2,911,839	25.56	0.6
TOTAL — 2016	197	1,184,662	5.8	27,170,266	22.94	5.5

2017
Northern NJ	124	1,749,687	8.5	52,935,779	30.25	10.7
Central NJ	81	765,219	3.7	17,414,873	22.76	3.5
Westchester Co., NY	83	358,837	1.8	7,654,153	21.33	1.5
Manhattan	1	14,863	0.1	505,342	34.00	0.1
Southern NJ	17	181,606	0.9	1,456,836	8.02	0.3
Fairfield, CT	3	121,028	0.6	1,684,088	13.91	0.3
Washington, DC/MD	22	73,595	0.3	1,729,116	23.50	0.4
TOTAL — 2017	331	3,264,835	15.9	83,380,187	25.54	16.8

2018
Northern NJ	99	1,098,171	5.4	30,953,300	28.19	6.2
Central NJ	76	573,758	2.8	13,893,724	24.22	2.8
Westchester Co., NY	77	597,060	2.9	10,145,995	16.99	2.1
Manhattan	—	—	—	—	—	—
Southern NJ	25	344,186	1.7	2,652,205	7.71	0.5
Fairfield, CT	1	88,000	0.4	1,651,760	18.77	0.3
Washington, DC/MD	24	213,927	1.0	7,269,176	33.98	1.5
TOTAL — 2018	302	2,915,102	14.2	66,566,160	22.83	13.4

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations by Region (continued)

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2019	258	2,447,790		11.9	52,941,119	21.63	10.7

2020	216	1,746,584		8.5	38,729,150	22.17	7.8

2021	171	1,641,355		8.0	41,136,813	25.06	8.3

2022	107	1,110,585		5.4	27,471,161	24.74	5.5

2023	74	1,549,898		7.6	35,901,875	23.16	7.2

2024	63	1,110,854		5.4	26,861,461	24.18	5.4

2025	35	677,028		3.3	15,635,121	23.09	3.1

2026	47	883,490		4.3	25,701,496	29.09	5.2

2027 and thereafter	40	1,979,529		9.7	55,605,470	28.09	11.1
Totals/Weighted
Average	1,841	20,511,712	(c) (d)	100.0	497,100,279	24.23	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring March 31, 2016 aggregating 159,415 square feet and representing annualized rent of $3,827,385 for which no new leases were signed.
(d)	Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	20,511,712
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary
service tenants and occupancy adjustments	399,287
Square footage unleased	3,063,931
Total net rentable square footage (does not include land leases)	23,974,930

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2016
Core	91	538,033	2.6	14,045,847	26.11	2.8
Waterfront	5	26,322	0.2	998,222	37.92	0.2
Flex	45	315,024	1.5	4,445,465	14.11	0.9
Non-Core	56	305,283	1.5	7,680,732	25.16	1.6
TOTAL — 2016	197	1,184,662	5.8	27,170,266	22.94	5.5

2017
Core	138	1,053,029	5.1	26,786,095	25.44	5.4
Waterfront	23	820,029	4.0	29,705,857	36.23	6.0
Flex	85	657,647	3.2	8,816,154	13.41	1.8
Non-Core	85	734,130	3.6	18,072,081	24.62	3.6
TOTAL — 2017	331	3,264,835	15.9	83,380,187	25.54	16.8

2018
Core	122	796,729	3.9	21,136,934	26.53	4.3
Waterfront	12	457,848	2.2	15,636,645	34.15	3.1
Flex	99	1,125,327	5.5	14,494,000	12.88	2.9
Non-Core	69	535,198	2.6	15,298,581	28.58	3.1
TOTAL — 2018	302	2,915,102	14.2	66,566,160	22.83	13.4

2019
Core	113	1,061,276	5.1	28,356,538	26.72	5.7
Waterfront	12	83,433	0.4	2,968,853	35.58	0.6
Flex	67	880,556	4.3	12,169,469	13.82	2.5
Non-Core	66	422,525	2.1	9,446,259	22.36	1.9
TOTAL — 2019	258	2,447,790	11.9	52,941,119	21.63	10.7

2020
Core	110	960,149	4.6	23,470,442	24.44	4.7
Waterfront	8	70,779	0.4	2,496,120	35.27	0.5
Flex	49	422,476	2.1	5,627,791	13.32	1.1
Non-Core	49	293,180	1.4	7,134,797	24.34	1.5
TOTAL — 2020	216	1,746,584	8.5	38,729,150	22.17	7.8

2021
Core	70	619,580	3.0	16,950,535	27.36	3.4
Waterfront	15	362,001	1.8	12,054,028	33.30	2.4
Flex	41	360,284	1.8	4,894,682	13.59	1.0
Non-Core	45	299,490	1.4	7,237,568	24.17	1.5
TOTAL — 2021	171	1,641,355	8.0	41,136,813	25.06	8.3

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2022
Core	53	464,167	2.2	12,488,102	26.90	2.5
Waterfront	11	252,201	1.2	7,339,789	29.10	1.5
Flex	19	176,402	0.9	2,422,354	13.73	0.5
Non-Core	24	217,815	1.1	5,220,916	23.97	1.0
TOTAL — 2022	107	1,110,585	5.4	27,471,161	24.74	5.5

2023
Core	33	773,537	3.9	17,089,089	22.09	3.4
Waterfront	9	329,554	1.6	10,347,972	31.40	2.1
Flex	13	232,799	1.1	3,388,178	14.55	0.7
Non-Core	19	214,008	1.0	5,076,636	23.72	1.0
TOTAL — 2023	74	1,549,898	7.6	35,901,875	23.16	7.2

2024
Core	30	598,012	2.9	14,973,582	25.04	3.0
Waterfront	6	166,111	0.8	5,852,227	35.23	1.2
Flex	19	242,349	1.2	3,675,010	15.16	0.7
Non-Core	8	104,382	0.5	2,360,642	22.62	0.5
TOTAL — 2024	63	1,110,854	5.4	26,861,461	24.18	5.4

2025
Core	13	259,357	1.2	7,226,632	27.86	1.5
Waterfront	4	95,077	0.5	3,111,798	32.73	0.6
Flex	12	204,851	1.0	2,623,586	12.81	0.5
Non-Core	6	117,743	0.6	2,673,105	22.70	0.5
TOTAL — 2025	35	677,028	3.3	15,635,121	23.09	3.1

2026
Core	22	379,427	1.8	10,743,125	28.31	2.2
Waterfront	11	299,111	1.5	10,119,674	33.83	2.0
Flex	10	73,418	0.4	1,062,076	14.47	0.2
Non-Core	4	131,534	0.6	3,776,621	28.71	0.8
TOTAL — 2026	47	883,490	4.3	25,701,496	29.09	5.2

2027 and thereafter
Core	12	660,704	3.3	15,608,894	23.62	3.1
Waterfront	16	887,835	4.3	25,391,580	28.60	5.1
Flex	2	23,085	0.1	459,220	19.89	0.1
Non-Core	10	407,905	2.0	14,145,776	34.68	2.8
TOTAL — 2027 and thereafter	40	1,979,529	9.7	55,605,470	28.09	11.1

Totals/Weighted Average	1,841	20,511,712	100.0	497,100,279	24.23	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations (Core)

The following table sets forth a schedule of lease expirations for the core properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	91	538,033	6.5	14,045,847	26.11	6.7

2017	138	1,053,029	12.9	26,786,095	25.44	12.8

2018	122	796,729	9.8	21,136,934	26.53	10.1

2019	113	1,061,276	13.0	28,356,538	26.72	13.6

2020	110	960,149	11.8	23,470,442	24.44	11.2

2021	70	619,580	7.6	16,950,535	27.36	8.1

2022	53	464,167	5.7	12,488,102	26.90	6.0

2023	33	773,537	9.5	17,089,089	22.09	8.2

2024	30	598,012	7.3	14,973,582	25.04	7.2

2025	13	259,357	3.2	7,226,632	27.86	3.5

2026	22	379,427	4.6	10,743,125	28.31	5.1

2027 and thereafter	12	660,704	8.1	15,608,894	23.62	7.5
Totals/Weighted Average	807	8,164,000	100.0	208,875,815	25.58	100.0

Notes:
(1)	Includes tenants of core properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(2)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Includes office/flex tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(3)	Includes leases expiring March 31, 2016 aggregating 117,874 square feet and representing annualized rent of $2,470,261 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations (Waterfront)

The following table sets forth a schedule of lease expirations for the waterfront properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	5	26,322	0.7	998,222	37.92	0.8

2017	23	820,029	21.3	29,705,857	36.23	23.6

2018	12	457,848	11.9	15,636,645	34.15	12.4

2019	12	83,433	2.2	2,968,853	35.58	2.4

2020	8	70,779	1.8	2,496,120	35.27	2.0

2021	15	362,001	9.4	12,054,028	33.30	9.5

2022	11	252,201	6.5	7,339,789	29.10	5.8

2023	9	329,554	8.5	10,347,972	31.40	8.2

2024	6	166,111	4.3	5,852,227	35.23	4.6

2025	4	95,077	2.5	3,111,798	32.73	2.5

2026	11	299,111	7.8	10,119,674	33.83	8.0

2027 and thereafter	16	887,835	23.1	25,391,580	28.60	20.2
Totals/Weighted Average	132	3,850,301	100.0	126,022,765	32.73	100.0

Notes:
(1)	Includes tenants of waterfront properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(2)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, the historical results may differ from those set forth above.

(3)	Includes leases expiring March 31, 2016 aggregating 14,829 square feet and representing annualized rent of $526,429 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations (Flex)

The following table sets forth a schedule of lease expirations for the flex properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	45	315,024	6.7	4,445,465	14.11	6.9

2017	85	657,647	14.0	8,816,154	13.41	13.8

2018	99	1,125,327	23.8	14,494,000	12.88	22.6

2019	67	880,556	18.7	12,169,469	13.82	19.0

2020	49	422,476	9.0	5,627,791	13.32	8.8

2021	41	360,284	7.6	4,894,682	13.59	7.6

2022	19	176,402	3.7	2,422,354	13.73	3.8

2023	13	232,799	4.9	3,388,178	14.55	5.3

2024	19	242,349	5.1	3,675,010	15.16	5.7

2025	12	204,851	4.4	2,623,586	12.81	4.1

2026	10	73,418	1.6	1,062,076	14.47	1.7

2027 and thereafter	2	23,085	0.5	459,220	19.89	0.7
Totals/Weighted Average	461	4,714,218	100.0	64,077,985	13.59	100.0

Notes:
(1)	Includes tenants of flex properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(2)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Leasing - Expirations (Non-Core)

The following table sets forth a schedule of lease expirations for the non-core properties beginning April 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	56	305,283	8.1	7,680,732	25.16	7.8

2017	85	734,130	19.4	18,072,081	24.62	18.4

2018	69	535,198	14.1	15,298,581	28.58	15.6

2019	66	422,525	11.1	9,446,259	22.36	9.6

2020	49	293,180	7.8	7,134,797	24.34	7.3

2021	45	299,490	7.9	7,237,568	24.17	7.4

2022	24	217,815	5.8	5,220,916	23.97	5.3

2023	19	214,008	5.7	5,076,636	23.72	5.2

2024	8	104,382	2.8	2,360,642	22.62	2.4

2025	6	117,743	3.1	2,673,105	22.70	2.7

2026	4	131,534	3.5	3,776,621	28.71	3.9

2027 and thereafter	10	407,905	10.7	14,145,776	34.68	14.4

Totals/Weighted Average	441	3,783,193	100.0	98,123,714	25.94	100.0

Notes:

(1)                                 Includes tenants of non-core properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(2)                                 Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)                                 Includes leases expiring March 31, 2016 aggregating 26,712 square feet and representing annualized rent of $830,694 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Earnings - FFO and Core FFO per Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net income (loss) available to common shareholders	$0.69	$(0.03)
Add: Real estate-related depreciation and amortization on continuing operations (a)	0.47	0.46
Deduct: Gain on change of control of interests	(0.10)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.58)	—
Funds from operations (b)	$0.48	$0.43

Add:
Mark-to-market interest rate swap	$0.01	—
Core FFO	$0.49	$0.43

(a)                                 Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.05 for the three months ended March 31, 2016 and 2015, respectively.

(b)                                 Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income per share to Core FFO and AFFO in dollars and per share are included in the financial tables on page 15.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Financials - Debt Stats

(dollars in thousands)

		Effective		March 31,	December 31,	Date of
	Lender	Interest Rate		2016	2015	Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%		—	$200,000	01/15/16	(b)
2.500%, Senior Unsecured Notes	public debt	2.803%		$250,000	250,000	12/15/17
7.750%, Senior Unsecured Notes	public debt	8.017%		250,000	250,000	08/15/19
4.500%, Senior Unsecured Notes	public debt	4.612%		300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%		275,000	275,000	05/15/23
Principal balance outstanding				1,075,000	1,275,000
Adjustment for unamortized debt discount				(5,872)	(6,156)
Unamortized deferred financing costs				(4,765)	(5,062)
Total Senior Unsecured Notes, net:				$1,064,363	$1,263,782

Unsecured Term Loans:
Unsecured Term Loan	7 Lenders	3.13%		$350,000	—	01/07/19
Unamortized Deferred Financing Costs				(2,649)	—
Total Unsecured Term Loans:				$347,351	—

Revolving Credit Facilities:
Unsecured Facility (c)	17 Lenders	LIBOR +1.300%		$90,000	$155,000	07/31/17
Total Revolving Credit Facilities:				$90,000	$155,000
Property Mortgages: (d)
Port Imperial South (e)	Wells Fargo Bank N.A.	LIBOR+1.75%		—	$34,962	01/17/2016
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview	Wells Fargo CMBS	10.260%		$63,279	63,279	08/11/2014	(f)
9200 Edmonston Road	Principal Commercial Funding, L.L.C.	9.780%		3,793	3,793	05/01/2015	(g)
4 Becker	Wells Fargo CMBS	9.550%		40,478	40,631	05/11/2016
Curtis Center (h)	CCRE & PREFG	LIBOR+5.912	%(i)	64,000	64,000	10/09/2016
Various (j)	Prudential Insurance	6.332%		142,983	143,513	01/15/2017
150 Main Street (k)	Webster Bank	LIBOR+2.35%		16,103	10,937	03/30/2017
23 Main Street	JPMorgan CMBS	5.587%		28,367	28,541	09/01/2018
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		216,738	217,736	11/01/2018
100 Walnut Avenue	Guardian Life Ins. Co.	7.311%		18,202	18,273	02/01/2019
One River Center (l)	Guardian Life Ins. Co.	7.311%		41,698	41,859	02/01/2019
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872	%(m)	27,500	27,500	04/10/2019
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000	12/01/2021
The Chase at Overlook Ridge	New York Community Bank	3.740%		72,500	—	02/01/2023
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600	12/01/2029
Principal balance outstanding				772,241	731,624
Adjustment for unamortized debt discount				(222)	(548)
Unamortized deferred financing costs				(4,446)	(4,465)
Total mortgages, loans payable and other obligations, net				767,573	726,611

Total Debt:				$2,269,287	$2,145,393

(a)                    Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.

(b)                    On January 15, 2016, the Company repaid these notes at their maturity using proceeds from a new unsecured term loan and borrowings under the Company’s unsecured revolving credit facility.

(c)                     Total borrowing capacity under the facility is $600 million, is expandable to $1 billion and matures in July 2017. It has two six-month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(d)                    Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(e)                     The loan was repaid in full at maturity, using borrowings from the Company’s revolving credit facility.

(f)                      Mortgage is cross collateralized by the four properties.  On April 22, 2016, the loan was repaid for $51.5 million.

(g)                     Excess cash flow, as defined, is being held by the lender for re-leasing costs.  The deed for the property was placed in escrow and is available to the lender in the event of default or non-payment at maturity.  The mortgage loan was not repaid at maturity on May 1, 2015.  The Company is in discussions with the lender regarding a further extension of the loan.

(h)                    The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property.  The Company’s $64.0 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.7311 percent at March 31, 2016 and its 50 percent interest in a $26 million mezzanine loan (with a maximum borrowing capacity of $48 million) with a current rate of 9.937 percent at March 31, 2016.  The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points.  The Company has entered into LIBOR caps for the periods of the loans.  The loans provide for three one-year extension options.

(i)                        The effective interest rate includes amortization of deferred financing costs of 1.362 percent.

(j)                       Mortgage is cross collateralized by seven properties. The Company has agreed, subject to certain conditions, to guarantee repayment of $61.1 million of the loan.

(k)                    This construction loan has a maximum borrowing capacity of $28.8 million.

(l)                        Mortgage is collateralized by the three properties comprising One River Center.

(m)                The effective interest rate includes amortization of deferred financing costs of 0.122 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as of March 31, 2016 and December 31, 2015, respectively: (dollars in thousands)

	March 31,	December 31,
	2016	2015
Assets:
Rental property, net	$1,736,842	$1,781,621
Other assets	294,444	307,000
Total assets	$2,031,286	$2,088,621
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,279,688	$1,298,293
Other liabilities	215,552	215,951
Partners’/members’ capital	536,046	574,377
Total liabilities and partners’/members’ capital	$2,031,286	$2,088,621

The following is a summary of the Company’s investment in unconsolidated joint ventures as of March 31, 2016 and December 31, 2015, respectively: (dollars in thousands)

	March 31,	December 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,486	$15,569
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	646	937
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (c)	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	5,741	5,723
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (c)	—	—
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	28,855	28,114
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (c)	—	—
PruRose Port Imperial South 13, LLC / RiverParc at Port Imperial (c)	—	—
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,678
RoseGarden Marbella South, L.L.C./ Marbella II	17,155	16,728
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,426	2,544
Capitol Place Mezz LLC / Station Townhouses	45,500	46,267
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	97,615	96,799
RoseGarden Monaco, L.L.C./ San Remo Land	1,356	1,339
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Hillsborough 206 Holdings, L.L.C. /Hillsborough 206	1,962	1,962
Plaza VIII & IX Associates, L.L.C./Vacant land (parking operations)	4,132	4,055
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,250	4,140
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	5,974	5,890
BNES Associates III / Offices at Crystal Lake	2,101	2,295
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	3,480	3,958
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	62,247	59,858
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,742	1,758
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	—	—
Other	964	3,506
Company’s investment in unconsolidated joint ventures	$303,647	$303,457

(a)                                 Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.

(b)                                 The negative investment balance for this joint venture of $4,235 and $3,317 as of March 31, 2016 and December 31, 2015, respectively, were included in accounts payable, accrued expenses and other liabilities.

(c)                                  The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)                                 Includes Company’s pari-passu interests in five properties.

(e)                                  Company’s interests in the unconsolidated joint ventures were sold during the quarter ended March 31, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three months ended March 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Total revenues	$70,122	$74,477
Operating and other expenses	(45,561)	(57,356)
Depreciation and amortization	(18,842)	(16,993)
Interest expense	(14,049)	(11,334)
Net loss	$(8,330)	$(11,206)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three months March 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended
	March 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$84	$61
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(291)	(317)
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (a)	—	—
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(81)	(94)
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	—	(254)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—
Crystal House Apartments Investors LLC / Crystal House	(112)	(10)
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	—	(719)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	—	(225)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	—	(184)
RoseGarden Marbella South, L.L.C./ Marbella II	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(28)	(173)
Capitol Place Mezz LLC / Station Townhouses	(767)	75
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(17)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(60)	(19)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(19)	—
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	77	86
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	101	110
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	84	(14)
BNES Associates III / Offices at Crystal Lake	(194)	68
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(384)
Keystone-Penn (a)	—	—
Keystone-TriState (a)	(477)	(1,348)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	179	196
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(16)	(18)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	(167)	(84)
Other	150	(282)
Company’s equity in earnings (loss) of unconsolidated joint ventures	$(1,554)	$(3,529)

(a)                                 The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months ended March 31, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended
	March 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$350	$317
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	27	(4)
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	13	1
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	—	(26)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	119	—
Crystal House Apartments Investors LLC / Crystal House	181	282
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	225	(463)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	—	(225)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	—	(185)
RoseGarden Marbella South, L.L.C./ Marbella II	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	74	(88)
Capitol Place Mezz LLC / Station Townhouses	37	75
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(17)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(60)	(20)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(19)	—
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	83	92
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	218	227
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	168	71
BNES Associates III / Offices at Crystal Lake	(166)	92
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(202)
Keystone-Penn (a)	—	—
Keystone-TriState (a)	15	(31)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	1,085	1,159
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	5	3
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	579	724
Other	150	142
Company’s funds from operations of unconsolidated joint ventures	$3,067	$1,941

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Stats

(as of March 31, 2016)

Breakdown by Number of Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	87	39.2%	48	21.6%	—	—	1	0.5%	—	—	3	1.4%	139	62.7%
New York	13	5.8%	41	18.4%	6	2.7%	2	0.9%	2	0.9%	—	—	64	28.7%
Connecticut	—	—	5	2.3%	—	—	—	—	—	—	—	—	5	2.3%
Wash., D.C./Maryland	9	4.1%	—	—	—	—	—	—	1	0.5%	—	—	10	4.6%
Massachusetts	—	—	—	—	—	—	—	—	—	—	4	1.7%	4	1.7%
TOTALS
By Type:	109	49.1%	94	42.3%	6	2.7%	3	1.4%	3	1.4%	7	3.1%	222	100.0%

(a)               Excludes 51 operating properties, aggregating approximately 5.7 million of commercial square feet and 3,972 apartment homes, which are not consolidated by the Company.

Breakdown by Square Footage for Consolidated Commercial Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	15,967,683	66.6%	2,167,931	9.0%	—	—	16,736	0.1%	18,152,350	75.7%
New York	1,666,876	7.0%	2,348,812	9.8%	387,400	1.6%	17,300	0.1%	4,420,388	18.5%
Connecticut	—	—	273,000	1.1%	—	—	—	—	273,000	1.1%
Wash., D.C./Maryland	1,123,258	4.7%	—	—	—	—	—	—	1,123,258	4.7%
TOTALS
By Type:	18,757,817	78.3%	4,789,743	19.9%	387,400	1.6%	34,036	0.2%	23,968,996	100.0%

(a)               Excludes seven consolidated operating multi-family properties, aggregating 1,672 apartment homes; as well as 51 operating properties, aggregating approximately 5.7 million commercial square feet and 3,972 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Stats

(12 months ended March 31, 2016)

Breakdown by Base Rental Revenue (a)

(dollars in thousands)

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$328,479	68.4%	$18,058	3.8%	—	—	—	—	—	—	$7,135	1.5%	$353,672		73.7%
New York	43,518	9.1%	34,339	7.1%	$4,402	0.9%	$444	0.1%	$362	0.1%	—	—	83,065		17.3%
Connecticut	—	—	4,092	0.9%	—	—	—	—	—	—	—	—	4,092		0.9%
Wash., D.C./Maryland	20,386	4.2%	—	—	—	—	—	—	153	—	—	—	20,539		4.2%
Massachusetts	—	—	—	—	—	—	—	—	—	—	18,904	3.9%	18,904		3.9%
TOTALS
By Type:	$392,383	81.7%	$56,489	11.8%	$4,402	0.9%	$444	0.1%	$515	0.1%	$26,039	5.4%	$480,272	(c)	100.0%

(a)                           Excludes 51 operating properties, aggregating approximately 5.7 million commercial square feet and 3,972 apartment homes, which are not consolidated by the Company.

Total base rent for the year ended March 31, 2016, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(b)                           Excludes $9.4 million from properties which were sold during the 12 months ended March 31, 2016.

Breakdown by Percentage Leased for Commercial Properties

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	86.7%	89.1%	—	35.3%	86.9%
New York	91.2%	92.8%	97.9%	100.0%	92.7%
Connecticut	—	96.3%	—	—	96.3%
Washington, D.C./ Maryland	68.5%	—	—	—	68.5%

WEIGHTED AVG. By Type:	86.0%	91.3%	97.9%	68.2%	87.2%

(a)                           Excludes seven consolidated operating multi-family properties, aggregating 1,672 apartment homes; as well as 51 operating properties, aggregating approximately 5.7 million commercial square feet and 3,972 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring March 31, 2016, aggregating 159,415 square feet for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Land for Commercial Development

(as of March 31, 2016)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Fully entitled.
Plaza VIII & IX Associates, LLC (b)	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Fully entitled.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Fully entitled.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Fully entitled.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (c )	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning in place. Concept plans done.
Hillsborough 206 (b)	Hillsborough, NJ	Office	160,000	Concept plans done.
Capital Office Park/Eastpoint II	Greenbelt & Lanham, MD	Office/Hotel	717,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,668,500

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning in place. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Fully entitled.
Mid-Westchester Executive Park and South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.
Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,348,750

(a)         Amount of square feet is subject to change.

(b)         Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(c)          These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(d)         Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of March 31, 2016, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

DB Services New Jersey, Inc.	2	12,335,217	2.6	409,166	2.1	2017
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.4	388,651	2.0	(b)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	10,540,716	2.1	282,606	1.5	(c)
United States of America-GSA	12	9,357,707	1.9	287,169	1.5	(d)
Forest Research Institute, Inc.	1	9,070,892	1.8	215,659	1.2	2017
ICAP Securities USA, LLC	2	7,608,702	1.5	180,946	0.9	(e)
Montefiore Medical Center	7	7,441,926	1.5	314,049	1.5	(f)
Merrill Lynch Pierce Fenner	2	7,361,877	1.5	397,563	1.9	(g)
KPMG, LLP	3	6,483,411	1.3	224,364	1.1	(h)
Daiichi Sankyo, Inc.	1	6,381,982	1.3	171,900	0.8	2022
TD Ameritrade Online Holdings	1	6,381,330	1.3	193,873	0.9	2020
HQ Global Workplaces, LLC	15	5,020,722	1.0	244,120	1.2	(i)
CohnReznick, LLP	3	4,983,681	1.0	170,141	0.8	(j)
New Cingular Wireless PCS, LLC	2	4,841,564	1.0	212,816	1.0	(k)
Vonage America, Inc.	1	4,515,000	0.9	350,000	1.7	2023
Arch Insurance Company	1	4,005,563	0.8	106,815	0.5	2024
AECOM Technology Corporation	1	3,707,752	0.7	91,414	0.4	2029
Brown Brothers Harriman & Co.	1	3,673,536	0.7	114,798	0.6	2026
Morgan Stanley Smith Barney	3	3,665,965	0.7	129,896	0.6	(l)
UBS Financial Services, Inc.	3	3,606,759	0.7	127,429	0.6	(m)
Allstate Insurance Company	5	3,250,962	0.7	135,816	0.7	(n)
SunAmerica Asset Management, LLC	1	3,167,756	0.6	69,621	0.3	2018
Alpharma, LLC	1	3,142,580	0.6	112,235	0.5	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.6	100,759	0.5	2023
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.6	2024
E*Trade Financial Corporation	1	2,930,757	0.6	106,573	0.5	2022
Natixis North America, Inc.	1	2,823,569	0.6	89,907	0.4	2021
AAA Mid-Atlantic, Inc.	2	2,779,829	0.6	129,784	0.6	(o)
SUEZ Water Management & Services, Inc.	1	2,727,383	0.5	121,217	0.6	(p)
Plymouth Rock Management Company of New Jersey	2	2,725,811	0.5	106,618	0.5	2020
Tradeweb Markets, LLC	1	2,721,070	0.5	65,242	0.3	2027
New Jersey Turnpike Authority	1	2,605,798	0.5	100,223	0.5	2017
Continental Casualty Company	2	2,596,584	0.5	94,224	0.5	(q)
Lowenstein Sandler LLP	1	2,565,602	0.5	98,677	0.5	2017
Connell Foley, LLP	2	2,520,674	0.5	95,130	0.5	(r)
AMTrust Financial Services, Inc.	1	2,460,544	0.5	76,892	0.4	2023
Bunge Management Services, Inc.	1	2,372,387	0.5	91,509	0.4	(s)
Movado Group, Inc.	1	2,359,824	0.5	98,326	0.5	2018
Bozzuto & Associates, Inc.	1	2,359,542	0.5	104,636	0.5	2025
Herzfeld & Rubin, P.C.	1	2,337,363	0.5	56,322	0.3	2030
Savvis Communications Corporation	1	2,287,168	0.5	71,474	0.3	2025
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.4	2017
Barr Laboratories, Inc.	1	2,209,107	0.4	89,510	0.4	2016
Sumitomo Mitsui Banking Corp.	2	2,170,167	0.4	71,153	0.3	2021
Hackensack University Health Network Inc. and Meridian Health System, Inc.	1	2,137,380	0.4	61,068	0.3	2027
New Jersey City University	1	2,084,614	0.4	68,348	0.3	2035
Sun Chemical Management, LLC	1	2,034,798	0.4	66,065	0.3	2019
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Jeffries, LLC	1	1,945,653	0.4	62,763	0.3	2023
GBT US, LLC	1	1,920,566	0.4	49,563	0.2	2026
Totals		207,806,145	41.8	7,298,778	35.6

See footnotes on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)              Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)              271,533 square feet expire in 2018; 117,118 square feet expire in 2019.

(c)             20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.

(d)              70,163  square feet expire in 2016; 147,606 square feet expire in 2018; 28,102 square feet expire in 2020; 21,596 square feet expire in 2022; 19,702 square feet expire in 2023.

(e)               159,834 square feet expire in 2017; 21,112 square feet expire in 2025.

(f)                26,535 square feet expire in 2016; 47,384 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(g)               9,356 square feet expire in 2019; 388,207 square feet expire in 2027.

(h)              88,652 square feet expire in 2017; 81,371 square feet expire in 2019; 54,341 square feet expire in 2026.

(i)                  12,407 square feet expire in 2017; 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 105,646 square feet expire in 2024; 15,408 square feet expire in 2027.

(j)                 15,085 square feet expire in 2017; 1,021 square feet expire in 2018; 154,035 square feet expire in 2020.

(k)              65,751 square feet expire in 2016; 147,065 square feet expire in 2018.

(l)                  26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.

(m)          42,360 square feet expire in 2016; 13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.

(n)              4,014 square feet expire in 2016; 75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet in 2019.

(o)              9,784 square feet expire in 2017; 120,000 square feet expire in 2027.

(p)              4,857 square feet expire in 2016; 116,360 square feet expire in 2035.

(q)              19,416 square feet expire in 2016; 74,808 square feet expire in 2031.

(r)                 77,719 square feet expire in 2016; 17,411 square feet expire in 2026.

(s)                25,206 square feet expire in 2016; 66,303 square feet expire in 2025.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Markets

As noted below, the Company’s top four markets currently account for over 74 percent of its annualized base rental revenue.

The following table lists the Company’s markets based on annualized commercial contractual base rent of the Consolidated Commercial In-Service Properties:

		Percentage of
		Company
		Annualized	Total Property
	Annualized Base	Base Rental	Size Rentable	Percentage of
Market	Rental Revenue ($)	Revenue (%)	Area	Rentable Area (%)
Jersey City, NJ	126,191,766	25.3	4,334,714	18.1
Newark, NJ (Essex-Morris-Union Counties)	111,259,342	22.4	5,420,940	22.6
Westchester-Rockland, NY	68,597,365	13.8	3,895,912	16.2
Bergen-Passaic, NJ	62,913,770	12.7	3,315,518	13.8
Middlesex-Somerset-Hunterdon, NJ	30,727,423	6.2	1,249,254	5.2
Monmouth-Ocean, NJ	28,570,303	5.7	1,620,863	6.8
Washington, DC-MD-VA-WV	20,378,554	4.1	1,123,258	4.7
Trenton, NJ	18,446,336	3.7	956,597	4.0
New York (Manhattan)	17,966,697	3.6	524,476	2.2
Philadelphia, PA-NJ	7,806,570	1.6	1,260,398	5.3
Stamford-Norwalk, CT	4,242,153	0.9	273,000	1.1

Totals	497,100,279	100.0	23,974,930	100.0

Notes:
(1)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(2)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2016 aggregating 159,415 square feet and representing annualized base rent of $3,827,385 for which no new leases were signed.

(3)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Details on Portfolio - Industries

The 10 largest of the Company’s commercial tenant industries currently account for almost 68 percent of the Company’s annualized base rental revenue.  The financial and insurance industries remain the two largest industries for the Company’s tenants.

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of		Percentage of
	Annualized	Company		Total Company
	Base Rental	Annualized Base	Square	Leased
Industry Classification (a)	Revenue ($)	Rental Revenue (%)	Feet Leased	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	71,488,012	14.4	2,402,139	11.7
Insurance Carriers & Related Activities	54,322,381	10.9	1,937,669	9.4
Manufacturing	38,474,188	7.7	1,775,075	8.7
Credit Intermediation & Related Activities	37,597,826	7.6	1,220,011	5.9
Legal Services	33,858,701	6.8	1,253,457	6.1
Health Care & Social Assistance	24,547,988	4.9	1,228,584	6.0
Computer System Design Services	23,298,907	4.7	991,005	4.8
Accounting/Tax Prep.	21,737,627	4.4	780,045	3.8
Wholesale Trade	17,027,815	3.4	1,144,194	5.6
Scientific Research/Development	15,347,899	3.1	506,622	2.5
Telecommunications	15,305,549	3.1	860,911	4.2
Public Administration	15,001,287	3.0	532,084	2.6
Admin & Support, Waste Mgt. & Remediation Services	13,824,372	2.8	671,077	3.3
Architectural/Engineering	12,461,866	2.5	507,540	2.5
Management/Scientific	11,116,260	2.2	425,231	2.1
Other Professional	10,258,794	2.1	481,548	2.3
Other Services (except Public Administration)	9,963,092	2.0	420,937	2.1
Real Estate & Rental & Leasing	8,900,658	1.8	449,593	2.2
Advertising/Related Services	8,141,435	1.6	309,809	1.5
Retail Trade	7,604,996	1.5	455,092	2.2
Utilities	7,396,101	1.5	326,664	1.6
Transportation	6,613,908	1.3	324,046	1.6
Construction	4,954,301	1.0	275,047	1.3
Educational Services	4,650,560	0.9	191,776	0.9
Data Processing Services	3,963,335	0.8	144,947	0.7
Publishing Industries	3,791,415	0.8	185,577	0.9
Arts, Entertainment & Recreation	2,949,184	0.6	235,100	1.1
Agriculture, Forestry, Fishing & Hunting	2,372,387	0.5	91,509	0.4
Specialized Design Services	2,100,894	0.4	83,540	0.4
Accommodation & Food Services	2,088,976	0.4	92,333	0.5
Other	5,939,565	1.3	208,550	1.1

Totals	497,100,279	100.0	20,511,712	100.0

(1)	The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
(2)

Annualized base rental revenue is based on actual March 2016 billings times 12. For leases whose rent commences after April 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2016 aggregating 159,415 square feet and representing annualized base rent of $3,827,385 for which no new leases were signed.

(4)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

Analysts, Company Information and Executive Officers

Equity Research Coverage

Barclays Capital	Deutsche Bank North America	JP Morgan
Ross L. Smotrich / Peter Siciliano	Vincent Chao	Anthony Paolone
(212) 526-2306 / (212) 526-3098	(212) 250-6799	(212) 622-6682

BofA Merrill Lynch	Evercore ISI	Stifel Nicolaus & Company, Inc.
James C. Feldman / Scott Freitag	Steve Sakwa / Gabe Hilmoe	John Guinee / Erin Aslakson
(646) 855-5808 / (646) 855-3197	(212) 446-9462 / (212) 446-9459	(443) 224-1307 / (443) 224-1350

Citigroup	Green Street Advisors	SunTrust Robinson Humphrey, Inc.
Michael Bilerman / Emmanuel Korchman	Jed Reagan	Michael R. Lewis
(212) 816-1383 / (212) 816-1382	(949) 640-8780	(212) 319-5659

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
343 Thornall Street	New York Stock Exchange	Mack-Cali Realty Corporation
Edison, New Jersey 08837-2206		Investor Relations Department
(732) 590-1000	Trading Symbol	343 Thornall Street
	Common Shares: CLI	Edison, New Jersey 08837-2206
Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin	Michael J. DeMarco	Marshall Tycher	Andrew Marshall
Chief Executive Officer	President and Chief Operating Officer	Chairman, Roseland Residential Trust	President and Chief Operating Officer, Roseland Residential Trust

Anthony Krug	Gary Wagner	Ricardo Cardoso	Christopher DeLorenzo
Chief Financial Officer	Chief Legal Officer and Secretary	EVP and Chief Investment Officer	Executive Vice President, Leasing

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•

risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•

the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•	the extent of any tenant bankruptcies or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	changes in the supply of and demand for the Company’s properties;

•	changes in interest rate levels and volatility in the securities markets;

•

the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•	forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•	changes in operating costs;

•	the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•

the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•	changes in governmental regulation, tax rates and similar matters; and

•

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the three months ended December 31, 2015. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2016